Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Announces Early Results of Cash Tender Offer and Consent Solicitation for any and all of the 6.750% Senior Secured Notes due 2027 issued by Lindblad Expeditions, LLC

NEW YORK, August 18, 2025 – Lindblad Expeditions Holdings, Inc. (Nasdaq: LIND) (“Lindblad”) announced today the early results of the previously announced offer by its wholly-owned subsidiary, Lindblad Expeditions, LLC (the “Issuer”) to purchase for cash (the “Tender Offer”) any and all of the Issuer’s outstanding 6.750% Senior Secured Notes due 2027 (the “Notes”).

In conjunction with the Tender Offer, the Issuer is also soliciting consents (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Notes (the “Indenture”) to (1) eliminate substantially all of the restrictive covenants and certain affirmative covenants and events of default and related provisions therein (the “Proposed Amendments”) and (2) release the Notes as secured debt under the collateral trust agreement governing the collateral for the Notes, the result of which will be that the trustee and the holders of the Notes shall cease to receive the benefit of the collateral currently securing the Notes and the guarantees thereof (the “Collateral Release”). The Proposed Amendments require the consent of holders of a majority in aggregate principal amount of the then outstanding Notes (the “Covenant Requisite Consent”) and the Collateral Release requires the consent of holders of at least 75% in aggregate principal amount of the outstanding Notes (the “Collateral Release Requisite Consent” and, together with the Covenant Requisite Consent, the “Requisite Consents”).

The Tender Offer and the Consent Solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated August 5, 2025 (the “Offer to Purchase and Consent Solicitation Statement”).

Certain information regarding the Notes and the terms of the Tender Offer is summarized in the table below.

Title of Security	CUSIP Nos. / ISINs	Principal Amount Outstanding	UST Reference Security	Bloomberg Reference Page(1)	Fixed Spread (bps)	Early Tender Payment(2)(3)
6.750% Senior Secured Notes due 2027	CUSIP: 53523LAA8 (144A) and U5347LAA9 (Reg S); ISIN: US53523LAA89 (144A) and USU5347LAA99 (Reg S)	$360 million	1.625% due February 15, 2026	FIT3	+50	$30.00

(1)	The page on Bloomberg from which the dealer manager will quote the bid side price of the U.S. Treasury Security. In the table above “UST” denotes a U.S. Treasury Security.
(2)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(3)	Included in the Total Consideration (as defined below) for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline (as defined below).

According to information provided by Global Bondholders Services Corporation, the information agent for the Tender Offer (the “Tender and Information Agent”), approximately $263.3 million aggregate principal amount of the Notes, representing approximately 73.1% of the outstanding Notes, were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on August 18, 2025 (the “Early Tender Deadline”). The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on September 3, 2025 (such time and date, as it may be extended, the “Expiration Time”).

The Issuer has received the Covenant Requisite Consent and, as such, the Issuer, Lindblad and the other guarantors party to the Indenture (collectively, the “Guarantors”) entered into a supplemental indenture to the Indenture with the trustee and the collateral trustee for the Notes to effect the Proposed Amendments. The Proposed Amendments will not become operative until the Early Settlement Date, which is expected to occur on August 20, 2025, or as promptly as practicable thereafter. The Issuer did not receive the Collateral Release Requisite Consent as of the Early Tender Deadline.

Holders of Notes who validly tendered (and did not validly withdraw) their Notes at or prior to the Early Tender Deadline will be eligible to receive the Total Consideration for such Notes, which includes the Early Tender Payment set forth in the table above. Holders of Notes who validly tender their Notes after the Early Tender Deadline but at or prior to the Expiration Time will not be eligible to receive the Early Tender Payment and will therefore only be eligible to receive the Tender Offer Consideration, which is the Total Consideration less the Early Tender Payment.

In addition, the Issuer will pay accrued and unpaid interest on the principal amount of Notes accepted for purchase from the most recent interest payment date on the Notes to, but not including, the Early Settlement Date or the Final Settlement Date (each as defined in the Offer to Purchase and Consent Solicitation Statement), as applicable.

The Total Consideration payable by the Issuer for the Notes (the “Total Consideration”) will be a price per $1,000 principal amount intended to result in a yield equal to the bid side yield to maturity of the U.S. Treasury reference security specified in the table above, as determined at 10:00 a.m., New York City time, on August 19, 2025 (unless otherwise extended by us as described in the Offer to Purchase and Consent Solicitation Statement), plus the fixed spread specified in the table above, calculated in accordance with the Offer to Purchase and Consent Solicitation Statement.

The Issuer’s obligation to purchase Notes in the Tender Offer is conditioned on the satisfaction or waiver of a number of conditions as described in the Offer to Purchase and Consent Solicitation Statement, including the Financing Condition (as defined in the Offer to Purchase and Consent Solicitation Statement). In the event of a termination of the Tender Offer, neither the Total Consideration nor the Tender Offer Consideration will be paid or become payable to the holders of the Notes, and the Notes tendered pursuant to the Tender Offer will be promptly returned to the tendering holders. The Issuer has the right, in its sole discretion, to not accept any tenders of Notes for any reason and to amend or terminate the Tender Offer at any time.

As previously announced, the Issuer intends to call for redemption on or after February 15, 2026, any Notes that are not validly tendered and accepted for purchase pursuant to the Tender Offer, at the then applicable redemption price of 100.000% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, and to satisfy and discharge the Issuer’s and the Guarantors’ remaining obligations under the Indenture and the Notes on the Early Settlement Date by irrevocably depositing with the trustee cash and/or U.S. government securities sufficient to pay the applicable redemption price. Neither this press release nor the Offer to Purchase and Consent Solicitation Statement (or anything contained therein) is a notice of redemption in respect of the Notes.

Copies of the Offer to Purchase and Consent Solicitation Statement are available to holders of the Notes from the Tender and Information Agent. Requests for copies of the Offer to Purchase and Consent Solicitation Statement should be directed to the Tender and Information Agent at (855) 654-2014 (toll free) and (212) 430-3774 (banks and brokers) or by e-mail to contact@gbsc-usa.com. The Issuer has engaged Citigroup Global Markets Inc., as sole dealer manager for the Tender Offer and sole solicitation agent for the Consent Solicitation. Questions regarding the terms of the Tender Offer and Consent Solicitation may be directed to Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 (toll-free).

None of the Issuer, the Guarantors, the dealer manager, the Tender and Information Agent, the trustee for the Notes or any of their respective affiliates is making any recommendation as to whether holders should or should not tender any Notes in response to the Tender Offer or expressing any opinion as to whether the terms of the Tender Offer are fair to any holder. Holders of the Notes must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Please refer to the Offer to Purchase and Consent Solicitation Statement for a description of the offer terms, conditions, disclaimers and other information applicable to the Tender Offer and the Consent Solicitation.

This press release does not constitute an offer to purchase or the solicitation of an offer to sell any securities. The Tender Offer is being made solely by means of the Offer to Purchase and Consent Solicitation Statement. The Issuer is making the Tender Offer only in those jurisdictions where it is legal to do so. The Tender Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Lindblad Expeditions Holdings, Inc.

Lindblad is a leader in global expedition travel, offering immersive, educational journeys that span all seven continents through its six pioneering brands. Driven by a passion for the planet and the belief that there is always more to be discovered, Lindblad leads travelers to the farthest reaches of the world with an expansive portfolio of ship- and land-based expeditions. In collaboration with National Geographic, Lindblad Expeditions operates and sells the National Geographic-Lindblad Expeditions co-brand, which offers ship-based voyages that allow guests to explore remote destinations alongside scientists and naturalists, and with state-of-the-art exploration tools. In addition to its renowned modern expedition cruises, Lindblad’s award-winning land-based brands—Natural Habitat Adventures, Off the Beaten Path, DuVine Cycling + Adventure Co., Classic Journeys, and Wineland-Thomson Adventures—provide extraordinary wildlife, cultural, and adventure-focused experiences. Together, these brands connect travelers with some of the planet’s most inspiring natural and cultural landscapes, fostering a deep appreciation for the world.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements as to the expected timing of the Tender Offer and the Consent Solicitation and the Issuer’s ability to obtain the Requisite Consents and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe Lindblad’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. It is not possible to predict or identify all such risks. There may be additional risks that Lindblad considers immaterial or which are unknown. These factors include, but are not limited to, the following: (i) adverse general economic factors, including the impact of geopolitical, macroeconomic conditions, tariffs, changes in trade policies or capital markets volatility, that decrease the level of disposable income of consumers or consumer confidence and negatively impact the ability or desire of people to travel; (ii) suspended operations, cancelling or rescheduling of voyages, the denial and/or unavailability of ports of call and other potential disruptions to Lindblad’s business and operations related to health pandemics, political or civil unrest, war, terrorism, or other similar events; (iii) increases in fuel prices, changes in fuels consumed and availability of fuel supply in the geographies in which Lindblad operates or in general; (iv) the loss of key employees, Lindblad’s inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (v) the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of Lindblad’s vessels; (vi) unscheduled disruptions in Lindblad’s business due to civil unrest, travel restrictions, weather events, mechanical failures, pandemics or other events; (vii) management of our growth and Lindblad’s ability to execute on its planned growth, including Lindblad’s ability to successfully integrate acquisitions; (viii) Lindblad’s ability to maintain its relationships with National Geographic and/or World Wildlife Fund; (ix) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (x) Lindblad’s substantial indebtedness and its ability to remain in compliance with the financial and/or operating covenants in such arrangements; (xi) the impact of material litigation, enforcement actions, claims, fines or penalties on Lindblad’s business; (xii) the impact of severe or unusual weather conditions, including climate change, on Lindblad’s business; (xiii) adverse publicity regarding the travel and cruise industry in general; (xiv) loss of business due to competition; (xv) the inability to meet or achieve Lindblad’s sustainability related goals, aspirations, initiatives, and our public statements and disclosures regarding them; (xvi) the result of future financing efforts; (xvii) Lindblad’s ability to satisfy the Financing Condition; and (xviii) those risks described in Lindblad’s filings with the Securities and Exchange Commission (the “SEC”). Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release, and Lindblad undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect Lindblad’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov.

Contact:

Bradley Norman, Public Relations Manager, Lindblad Expeditions, press@expeditions.com